EXHIBIT  4.2


                              DCH TECHNOLOGY, INC.

                             STOCK OPTION AGREEMENT
                                     [FORM]

     This DCH Technology, Inc. Stock Option Agreement (the "Agreement"), by and between DCH Technology, Inc., a Delaware corporation (the "Company"), and
              ("Optionee"),  is  made  effective  as  of  this       day  of
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           ,  200 .
-----------      -

                                       RECITALS

     1. Pursuant to the DCH Technology, Inc. 2001 Stock Option Plan (the "Plan"), the Board of Directors of the Company (the "Board") has authorized the grant of an option to purchase common stock of the Company ("Common Stock") to Optionee, effective on the date indicated above, thereby allowing Optionee to acquire a proprietary interest in the Company in order that Optionee will have further incentive for continuing his or her employment by, and increasing his or her efforts on behalf of, the Company or an Affiliate of the Company.

     2. The Company desires to issue a stock option to Optionee and Optionee desires to accept such stock option on the terms and conditions set forth below.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                      AGREEMENT

     1.     Option  Grant.  The  Company  hereby  grants  to  the Optionee, as a
            -------------
separate incentive and not in lieu of any fees or other compensation for his or her services, an option to purchase, on the terms and conditions hereinafter set
forth, all or any part of an aggregate of                   (          ) shares
                                          -----------------  ----------
of authorized but unissued shares of Common Stock, at the Purchase Price set forth in paragraph 2 of this Agreement.

     2.     Purchase  Price.  The  Purchase Price per share (the "Option Price")
            ---------------
shall  be  $         ,  which  is not less than fifty five percent (55%) [or one
            ---------
hundred ten percent (110%)] of the fair market value per share of Common Stock on the date hereof. The Option Price shall be payable in the manner provided in paragraph 9 below.

     3.     Adjustment.  The number and class of shares specified in paragraph 1
            ----------
above, and the Option Price, are subject to appropriate adjustment in the event of certain changes in the capital structure of the Company such as stock splits, recapitalizations and other events which alter the per share value of Common Stock or the rights of holders thereof. In connection with (i) any merger, consolidation, acquisition, separation, or reorganization in which more than fifty percent (50%) of


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the  shares  of  the  Company  outstanding  immediately  before  such  event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving fifty percent (50%) or more of the assets of the Company, (iii) any sale of more than fifty percent (50%) of the Company's assets, or (iv) any like occurrence in which the Company is involved, the Company may, in its absolute discretion, do one or more of the following upon ten days' prior written notice to the Optionee: (a) accelerate any vesting schedule to which this option is subject; (b) cancel this option upon payment to the Optionee in cash, to the extent this option is then exercisable, of any amount which, in the absolute discretion of the Company, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that the Optionee would have received if this option had been exercised before the effective time over the Option Price; (c) shorten the period during which this option is exercisable (provided that this option shall remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given); or (d) arrange that new option rights be substituted for the option rights granted under this option, or that the Company's obligations under this option be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The actions described in this paragraph 3 may be taken without regard to any resulting tax consequence to the Optionee.

[OPTIONAL  FOUR  YEAR  VESTING]
     4.     Option Exercise.  Commencing on the date one (1) year after the date
            ---------------
of this Agreement the right to exercise this option will accrue as to one-fourth ( ) of the number of shares subject to this option. Thereafter, the right to exercise the remainder of this option will accrue in twelve (12) equal quarterly installments. Shares entitled to be, but not, purchased as of any accrual date may be purchased at any subsequent time, subject to paragraphs 5 and 6 below. The number of shares which may be purchased as of any such anniversary date will be rounded up to the nearest whole number. No partial exercise of the option may be for an aggregate exercise price of less than One Hundred Dollars ($100). In order to exercise any part of this option, Optionee must agree to be bound by the Company's Shareholder Buy-Sell Agreement, if any, existing at the time of the exercise of this Option.

[OPTIONAL  IMMEDIATE  VESTING]
     4.     Option  Exercise.  Commencing  on  the  date  of this Agreement, the
            ----------------
right to exercise this option will accrue as to all of the shares subject to this option. Shares entitled to be, but not, purchased as of the accrual date may be purchased at any subsequent time, subject to paragraphs 5 and 6 below. No partial exercise of the option may be for an aggregate exercise price of less than One Hundred Dollars ($100). In order to exercise any part of this option, Optionee must agree to be bound by the Company's Shareholder Buy-Sell Agreement, if any, existing at the time of the exercise of this Option.

     5.     Termination of Option.  The right to exercise this option will lapse
            ---------------------
in four (4) equal installments of the number of shares subject to this option on each of the sixth, seventh, eighth, and ninth anniversaries of the effective date of this Agreement. Notwithstanding any other provision of this Agreement, this option may not be exercised after, and will completely expire on, the close of business on the date ten (10) years after the effective date of this Agreement, unless terminated sooner pursuant to paragraph 6 below.


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     6.     Termination  of  Employment.  In  the  event  of  termination  of
            ---------------------------
Optionee's employment with the Company for any reason, this option will terminate three (3) months after the date of the termination of Optionee's employment, unless terminated earlier pursuant to paragraph 5 above. However,
(i) if termination is due to the death of Optionee, the Optionee's estate or a legal representative thereof, may at any time within and including six (6) months after the date of death of Optionee, exercise the option to the extent it was exercisable at the date of termination; or (ii) if termination is due to Optionee's "disability" (as determined in accordance with Section 22(e)(3) of the Internal Revenue Code), Optionee may, at any time, within one (1) year following the date of this Agreement, exercise the option to the extent it was exercisable at the date of termination. If the Optionee or his or her legal representative fails to exercise the option within the time periods specified in this paragraph 6, the option shall expire. The Optionee or his or her legal representative may, on or before the close of business on the earlier of the date for exercise set forth in paragraph 5 or the dates specified in paragraph 4 above, exercise the option only to the extent Optionee could have exercised the option on the date of such termination of employment pursuant to paragraphs 4 and 5 above.

     7.     Repurchase  Option  of  Company.  Pursuant  to  Section 6.1.8 of the
            -------------------------------
Plan, in the event of termination of Optionee's employment with the Company for any reason, the Company shall have an option to repurchase ("Repurchase Option") any Common Stock owned by the Optionee or his or her heirs, legal representatives, successors or assigns at the time of termination, or acquired thereafter by any of them at any time, by way of an option granted hereunder. The Repurchase Option must be exercised, if at all, by the Company within ninety
(90) days after the date of termination upon notice ("Repurchase Notice") to the Optionee or his or her heirs, legal representatives, successors or assigns, in conformance with paragraph 13 below. The purchase price to be paid for the shares subject to the Repurchase Option shall be One Hundred Fifteen Percent (115%) of their book value. For the purposes of this paragraph, the Company's book value shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with those previously applied by the Company. The book value shall be fixed under this paragraph by the accountants of the Company and shall be computed as of the last day of the Company's fiscal quarter most recently preceding the Repurchase Notice. Any shares issued pursuant to an exercise of an option hereunder shall contain the following legend condition in addition to any other applicable legend condition:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE PROVISIONS IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     8.     Transferability.  This  option will be exercisable during Optionee's
            ---------------
lifetime only by Optionee. Except as otherwise set forth in the Plan, this option will be non-transferable.

     9.     Method  of Exercise.  Subject to paragraph 10 below, this option may
            -------------------
be exercised by the person then entitled to do so as to any shares which may then be purchased by delivering to the Company an exercise notice in the form attached hereto as Exhibit A and:
                      ----------


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          (a)  full  payment  of  the  Option  Price  thereof (and the amount of any tax the Company is required by law to withhold by reason of such exercise) in the form of:

               (i)   cash  or  readily  available  funds;  or

               (ii) delivery of Optionee's promisory note (the "Note") substantially in the form attached hereto as Exhibit B in the amount of the
                                                  ---------
aggregate Option Price of the exercised shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit C;
                                                                      ---------
or

               (iii) A WRITTEN REQUEST TO NET EXERCISE, AS DEFINED IN THIS PARAGRAPH 9(a)(iii). IN LIEU OF EXERCISING THIS OPTION VIA CASH PAYMENT OR PROMISSORY NOTE, OPTIONEE MAY ELECT TO RECEIVE SHARES EQUAL TO THE VALUE OF THIS WARRANT (OR PORTION THEREOF BEING CANCELED) BY SURRENDER OF THIS OPTION AT THE PRINCIPAL OFFICE OF THE COMPANY TOGETHER WITH NOTICE OF ELECTION TO EXERCISE BY MEANS OF A NET EXERCISE IN WHICH EVENT THE COMPANY SHALL ISSUE TO OPTIONEE A NUMBER OF SHARES OF THE COMPANY COMPUTED USING THE FOLLOWING FORMULA:

                      X =   Y  (A-B)
                            --------
                                A

where X is the number of shares of stock to be issued to Optionee; Y is the number of shares purchasable under this Option; A is the fair market value of the stock determined in accordance with Section 6.1.12 of the Plan; and B is the Option Price as adjusted to the date of such calculation.

          (b)  payment  of  any  withholding  or  employment  taxes,  if  any;

          (c) an executed Shareholders Buy-Sell Agreement, if any, binding the Company's shareholders and restricting the transfer of their shares, executed appropriately by the Optionee and his or her spouse, if any.

The Company will issue a certificate representing the shares so purchased within a reasonable time after its receipt of such notice of exercise, payment of the Option Price and withholding or employment taxes, and execution of any existing Shareholders Buy-Sell Agreement, with appropriate certificate legends.

     10.  Securities  Laws.  The  issuance  of  shares  of Common Stock upon the
          ----------------
exercise of the option will be subject to compliance by the Company and the person exercising the option with all applicable requirements of federal and state securities and other laws relating thereto. No person may exercise the option at any time when, in the opinion of counsel to the Company, such exercise is not permitted under applicable federal or state securities laws. Nothing herein will be construed to require the Company to register or qualify any securities under applicable federal or state securities laws, or take any action to secure an exemption from such registration and qualification for the issuance of any securities upon the exercise of this option.

     11.  No  Rights  as  Shareholder.  Neither Optionee nor any person claiming
          ------------------------
under or through Optionee will be, or have any of the rights or privileges of, a shareholder of the Company in


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respect  of  any  of the shares issuable upon the exercise of the option, unless and  until  this  option  is  properly  and  lawfully  exercised.

     12.  No  Right  to  Continued  Employment.  Nothing  in this Agreement will
          ------------------------------------
be construed as granting Optionee any right to continued employment. EXCEPT AS THE COMPANY AND OPTIONEE WILL HAVE OTHERWISE AGREED IN WRITING, OPTIONEE'S EMPLOYMENT WILL BE TERMINABLE BY THE COMPANY, AT WILL, WITH OR WITHOUT CAUSE FOR ANY REASON OR NO REASON. Except as otherwise provided in the Plan, the Board in its sole discretion will determine whether any leave of absence or interruption in service (including an interruption during military service) will be deemed a termination of employment for the purpose of this Agreement.

     13.  Notices.  Any  notice  to  be  given to the Company under the terms of
          -------
this Agreement will be addressed to the Company, in care of its Secretary, at its executive offices, or at such other address as the Company may hereafter designate in writing. Any notice to be given to Optionee will be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to Optionee at the address set forth beneath Optionee's signature in writing. Any such notice will be deemed to have been duly given where deposited in a United States post office in compliance with the foregoing.

     14.  Non-Transferrable.  Except  as  otherwise  provided  in the Plan or in
          -----------------
this Agreement, the option herein granted and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option will immediately become null and void.

     15.  Successor.  Subject  to  the  limitation on the transferability of the
          ---------
option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

     16.  California  Law.  This  Agreement  will  be  governed by and construed
          ---------------
in  accordance  with  the  laws  of  the  State  of  California.

     17.  Type  of  Option.  The  option  granted  in  this  Agreement:
          ----------------

     [ ] Is intended to be an Incentive Stock Option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     [ ]  Is  a  non-qualified  Option  and  is  not  intended  to be an ISO.

     18.  Plan  Provisions  Incorporated  by  Reference.  A  copy of the Plan is
          -------------------------------------------
attached hereto as Exhibit "A" and incorporated herein by this reference. In the case of conflict between any provision in this Agreement and any provision in the Plan or a Shareholder Buy-Sell Agreement, if any, the terms of this Agreement shall prevail. In the case of conflict between any provision in the Plan and a provision in a Shareholders Buy-Sell Agreement, if any, the terms of the Plan shall prevail.


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     19.  Term.  Capitalized  terms  used herein, except as otherwise indicated,
          ----
shall have the same meaning as those terms have under the Plan.


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     IN  WITNESS WHEREOF,     the parties have executed this Agreement as of the
day  and  year  written  below.

COMPANY:                         DCH  TECHNOLOGY,  INC.

                                 By:

                                 Its:
                                     ----------------------------------

OPTIONEE:

                                 (Optionee)
                                 Address:



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